UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2022
ETSY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ETSY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.□

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of November 30, 2022, the Board of Directors of Etsy, Inc. (“Etsy”) amended and restated Etsy’s Bylaws (as amended, the “Bylaws”) to add a proxy access provision, among other amendments. The Bylaws include a new Appendix 1.10A, which provides that a stockholder, or a group of up to 20 stockholders, owning at least three percent of the voting power of Etsy's outstanding capital stock continuously for at least three years, may nominate and include in Etsy’s annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the number of directors to be elected at the annual meeting, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in the Bylaws. The Bylaws also update certain procedure and information requirements for the nomination of directors at meetings of stockholders in Appendix 1.10 and contain certain other updates to conform with recent amendments made to the Delaware General Corporation Law.

The preceding description is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Etsy, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By: s/ Estela Valdez
Estela Valdez
Interim Chief Legal Officer
Dated: December 2, 2022